Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.

DPAC Technologies Corp.

Warrant Certificate

Common Stock Purchase Warrant

of

Canal Mezzanine Partners, L.P.

Dated as of January 31, 2008

Warrant Certificate

Dated as of January 31, 2008

This Warrant Certificate certifies that, for value received, Canal Mezzanine Partners, L.P. (together with its successors and assigns, the “Holder”), is entitled to purchase from DPAC Technologies Corp., a California corporation (together with its successors and assigns, the “Company”), that number of shares of common stock of the Company that will equal three percent (3%) of the Fully Diluted Shares of the Company on the date of exercise, at an aggregate exercise price of One Dollar ($1) (the “Warrant Purchase Price”) (such number of shares of common stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth. This Warrant Certificate is being issued by the Company pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof by and between the Company, as seller, Quatech, Inc., an Ohio corporation and wholly owned subsidiary of the Company, and the Holder, as purchaser (the “Purchase Agreement”). Reference is hereby made to the Purchase Agreement and that certain Registration Rights Agreement, dated of even date herewith, by and among the Company and the Holder (as amended, modified and supplemented from time to time, the “Registration Rights Agreement”), for a description of, among other things, certain terms relating to the Warrant and the Warrant Shares and certain rights of the Holder hereof and thereof, including, without limitation, the rights of the Holder to require the registration of the Warrant Shares. The Holder is entitled to the applicable benefits of the Purchase Agreement, the Registration Rights Agreement and the other Related Documents and may enforce the applicable agreements contained therein, all in accordance with the terms thereof, notwithstanding any payment or prepayment or redemption or acquisition of any of the other Securities issued pursuant to the Purchase Agreement.

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Warrant Certificate by reference.

Section 2. Exercise of Warrant.

2.1 Warrant Exercise. The Warrant shall be exercisable either as to some or as to all of the Warrant Shares at any time, or from time to time, after the date hereof; provided, that if any exercise of this Warrant by the Holder is a partial exercise, any calculation of Fully Diluted Shares upon a subsequent exercise by the Holder shall not be deemed to include the Warrant Shares issued to the Holder as a result of the previous partial exercise(s). Upon a partial exercise of the Warrant by the Holder, the Warrant Purchase Price shall be pro-rated to reflect the proportionate amount of Warrant Shares being exercised upon such partial exercise in relation to the full amount of Warrant Shares exerciseable for hereunder.

2.2 Manner of Exercise. To exercise this Warrant, the Holder shall deliver to the Company: (a) this Warrant Certificate, (b) a notice of exercise (substantially in the form attached hereto) (the “Notice of Exercise”) specifying the Warrant Shares to be purchased, executed by a duly authorized officer of the Holder (or its attorney), and (c) an amount equal to the Warrant Purchase Price for all Warrant Shares as to which this Warrant is then being exercised.

2.3 Effectiveness of Exercise. The exercise of the Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant Certificate, the Notice of Exercise and the Warrant Purchase Price shall have been delivered and immediately prior to the close of business on such Business Day the Holder shall be deemed to have become the holder of record of the Warrant Shares.

2.4 Delivery of Certificates. As soon as practicable after the exercise of the Warrant, and in any event within five (5) Business Days thereafter, the Company, at its expense (including any applicable issue Taxes), will cause to be issued in the name of and delivered to the Holder a certificate or certificates representing the number of Warrant Shares to which the Holder shall be entitled upon such exercise. If the exercise of the Warrant is for less than all of the Warrant Shares, the Company shall issue a new Warrant Certificate of like tenor for the balance of the Warrant Shares issuable upon exercise of the Warrant.

2.5 Certain Adjustments.

(a) Reorganization Event. Upon the occurrence of each Reorganization Event, there shall thereafter be issuable upon the exercise of the Warrant (in lieu of the Warrant Shares), as appropriate, the number of shares of common stock, other securities or property to which the Holder would have been entitled had the Holder exercised the Warrant immediately prior to such Reorganization Event. Prior to and as a condition of the consummation of each Reorganization Event, the Company shall cause effective provisions to be made to effect the purposes of this paragraph, including, if appropriate, an agreement among the Company, any successor to the Company and the Holder. Adjustments for events subsequent to the effective date of such Reorganization Event shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the Charter Documents of the resulting or surviving Person, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving Person shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, or other property. The provisions of this Section 2.5(a) shall similarly apply to successive Reorganization Events.

(b) Other Event. In case any event shall occur as to which the other provisions of this Section 2.5 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrant in accordance with the essential intent and principles hereof, then the Holder may require in writing within ninety (90) days after the occurrence of such event that the Company examine the propriety of an adjustment to the number of Warrant Shares issuable upon exercise of the Warrant. Unless the Company and the Holder shall have mutually agreed upon an adjustment, or that no adjustment is required, within thirty (30) days after the receipt of such request, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the

Company’s then current accountants), to give an opinion regarding an adjustment, if any, necessary to preserve the purchase rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments, if any, described therein. The Company shall pay the cost and expense of such opinion.

Section 3. Preemptive Rights. At any time after the Holder partially or completely exercises the Warrant and until the termination of its rights under this Section 3, the Holder shall have the right to participate in any Preemption Offering upon the terms and subject to the conditions set forth in this Section 3.

3.1 Notice of Preemption Offering. The Company shall give the Holder at least thirty (30) days prior written notice of each Preemption Offering. Such notice shall set forth: (i) the proposed commencement date for such Preemption Offering; (ii) the number and description of the securities to be offered in the Preemption Offering; (iii) the purchase price for such securities and (iv) other material terms of the Preemption Offering.

3.2 Participation by Holder. The Holder may, in the sole exercise of its discretion, elect to participate in the Preemption Offering by giving written notice to the Company of its election to participate at least five (5) Business Days prior to the proposed commencement date of the Preemption Offering. If it elects to participate in the Preemption Offering, the Holder shall have the right to purchase, upon the same terms and conditions as those in such Preemption Offering, securities of each type issued in the Preemption Offering in a maximum number or amount equal to the Holder’s Prorata Share of the total number or amount of each such type of security offered.

3.3 Unsold Securities. The Company may, for a period of not more than ninety (90) days after the commencement date of any Preemption Offering, offer and sell the securities subject to the Preemption Offering that were not sold to the Holder upon the terms and subject to the conditions of the Preemption Offering.

3.4 Termination of Preemptive Rights. The rights of the Holder under this Section 3 shall survive the partial and complete exercise of the Warrant and shall terminate upon the earliest to occur of the following events: (i) a Qualified Public Offering; or (ii) when the Holder ceases to own Holder’s Shares.

Section 4. Restrictions on Transfer.

4.1 Restrictive Legends. Except as otherwise permitted herein, this Warrant Certificate, each Warrant Certificate issued in exchange or substitution for any Warrant Certificate, each Warrant Certificate issued upon the registration of Transfer of any Warrant, each certificate representing the Warrant Shares and each certificate issued upon the registration of Transfer of any Warrant Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.”

4.2 Notice of Proposed Transfer; Opinion of Counsel. Except with respect to a Transfer by the Holder to any Affiliate or equity owner of Holder, prior to any Transfer of any Restricted Securities, the Holder will give written notice to the Company of its intention to effect such Transfer. Each such notice (i) shall describe the manner and circumstances of the proposed Transfer in sufficient detail to enable counsel to render the opinion referred to below, and (ii) shall designate counsel for the Holder. The Holder will submit a copy of such notice to its counsel and the Company will promptly submit a copy of the notice to its counsel. The following provisions shall then apply:

(a) If in the opinion of counsel to the Company the proposed Transfer may be effected without registration under the Securities Act, the Company will promptly notify the Holder and the Holder shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered to the Company. Each Warrant Certificate or certificate for Warrant Shares, if any, issued upon or in connection with such Transfer shall bear the applicable restrictive legend set forth above, unless in the opinion of such counsel, such legend is no longer required. If counsel for the Company (after having been furnished with the information required by this Section 4) shall fail to deliver an opinion to the Company, or the Company shall fail to notify the Holder as aforesaid, within thirty (30) days after receipt of notice of the Holder’s intention to effect a Transfer, then the opinion of counsel for the Holder shall be sufficient to authorize the proposed Transfer and the opinion of counsel for the Company shall not be required in connection with such proposed Transfer.

(b) If, in the opinion of counsel to the Company, the proposed Transfer may not be effected without registration under the Securities Act, the Company will promptly so notify the Holder and the Holder shall not be entitled to effect the proposed Transfer until receipt of a further notice from the Company under clause (i) above or until registration under the Securities Act has become effective.

Section 5. Availability of Information. To the extent applicable, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act and all other public information reporting requirements of the Commission (including the requirements of Rule 144 promulgated under the Securities Act) from time to time in effect. The Company will cooperate with the Holder at the Holder’s expense to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the Transfer of any Restricted Securities or the Transfer of Restricted Securities by Affiliates of the Company.

Section 6. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for issuance and delivery upon the exercise of the Warrant and free from preemptive rights, a sufficient number of shares of common stock to cover the Warrant Shares issuable upon the exercise of the Warrant. All such shares of common stock shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable.

Section 7. Ownership; Registration of Transfer; Exchange and Substitution of Warrant.

7.1 Ownership of Warrant. Until due presentment for Transfer, the Company may treat the Person in whose name this Warrant Certificate is registered on the register kept at the Company’s principal office as the owner and holder hereof for all purposes, notwithstanding any notice to the contrary, provided that when the Warrant has been properly Transferred (whether in whole or in part), the Company shall treat such transferee as the owner of the Warrant for all purposes, notwithstanding any notice to the contrary. Subject to the foregoing provisions and to the Transfer restrictions set forth herein, the Warrant, if properly Transferred, may be exercised by the transferee(s) without first having a new Warrant Certificate issued.

7.2 Registration of Transfers. Subject to the terms of this Warrant Certificate, the Company shall register the Transfer of the Warrant permitted under the terms hereof upon records to be maintained by the Company for that purpose upon surrender of this Warrant Certificate to the Company at the Company’s principal office, together with the Form of Assignment attached hereto duly completed and executed. Upon any such registration of Transfer, a new Warrant Certificate in substantially the form of this Warrant Certificate, shall be issued to the transferee(s).

7.3 Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and of an indemnification or surety bond reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender of this Warrant Certificate for cancellation at the Company’s principal office, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

7.4 Expenses. The Company will pay all expenses, Taxes (other than transfer and income Taxes) and other charges in connection with the preparation, issuance and delivery from time to time of this Warrant Certificate or the Warrant Shares.

7.5 Anti-Dilution Provisions. If the Company, after the date upon which this Warrant Certificate has been issued, issues any warrants, options or other rights to subscribe for, purchase or otherwise acquire any common stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event, or Convertible Securities or other securities containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Warrant, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

7.6 Dividends. The Holder shall be entitled to receive, simultaneously with the shareholders of the Company, any and all dividends paid in cash or other property (other than common stock) by the Company on its common stock equal to the amount of any such dividend(s) that otherwise would be payable on the shares of common stock issuable upon exercise of this Warrant as if this Warrant had been exercised in full.

Section 8. Other Rights of Holder. The Warrant Shares shall be subject to the terms and conditions of the Co-Sale Agreement and the Registration Rights Agreement. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder any rights as an equityholder of the Company prior to the exercise of the Warrant or as imposing any obligation on the Holder to purchase any shares of common stock of the Company.

Section 9. Miscellaneous. The provisions of Section 12 of the Purchase Agreement are applicable to this Warrant Certificate and are incorporated by reference in this Warrant Certificate.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Warrant Certificate effective as of the date first written above.

DPAC TECHNOLOGIES CORP.
a California corporation

By:	/s/ Steven D. Runkel
Steven D. Runkel, Chief Executive Officer and President

Signature Page to Warrant Certificate

NOTICE OF EXERCISE

The undersigned hereby elects to exercise the Warrant evidenced by this Warrant Certificate, and requests that certificates for                                          Warrant Shares be issued in the name of and delivered to                                         , whose address is                     .

Name of Holder (Print):

Dated:
By:
Title:

FORM OF ASSIGNMENT

FOR VALUED RECEIVED,                                          hereby sells, assigns and transfers to                                          (“Transferee”) all/a portion of the rights of the undersigned in and to the Warrantand the Warrant Certificate, and sells, assigns and transfers to Transferee                      of theWarrant Shares issuable upon exercise of said Warrant.

Nameof Holder(Print):

Dated:
By:
Title:

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